Exhibit 23.3

Consent of Independent Auditors

The Board of Directors
Kennedy-Wilson Holdings, Inc.:
We consent to the use of our report dated March 31, 2014, with respect to the statement of financial condition of Kennedy Wilson Real Estate Fund IV, L.P., including the schedules of investments, as of December 31, 2013, the related statements of operations, partners’ capital, and cash flows for the years ended December 31, 2013 and 2012, and the related notes to the financial statements, incorporated by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, No. 333-184752, and No. 333-192059) on Form S-3, the registration statements (No. 333-164928, No. 333-182269, and No. 333-197492) on Form S-8, the registration statement (No. 333-164926) on Form S-1/A and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. in reliance upon the reports of KPMG LLP, independent auditors, which report appears in amendment no. 1 to the December 31, 2014 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc.

/s/ KPMG LLP
Los Angeles, California
March 27, 2015